                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Mohawk Industries, Inc.:

  We consent to incorporation by reference in the registration statements (No. 33-52070, No. 33-52544, No. 33-67282, No. 33-87998 and No. 333-23577) on Form S-
8 and the registration statement (No. 333-66061) on Form S-3 of Mohawk Industries, Inc. and subsidiaries of our report dated February 5, 1999, except for the seventh paragraph of note 2 as to which the date is March 9, 1999, relating to the consolidated balance sheets of Mohawk Industries, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and all related schedules, which report appears in the December 31, 1998, annual report on Form 10-K of Mohawk Industries, Inc.



                                             KPMG LLP



Atlanta, Georgia
March 4, 1999